UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported)   JUNE 10, 2008
                                                      -------------

                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)


            NEBRASKA                   001-31924                  84-0748903
            --------                   ---------                  ----------
  (State of other jurisdiction        (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)


   121 SOUTH 13TH STREET, SUITE 201, LINCOLN, NEBRASKA           68508
--------------------------------------------------------    ----------------
     (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (402) 458-2303
                                                   --------------



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))



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ITEM 8.01      OTHER EVENTS.

Student loan warehousing allows the Company to buy and manage student loans prior to transferring them into more permanent financing arrangements. The Company relies upon a multi-seller bank provided conduit warehouse loan to fund FFELP purchases on a short-term basis. This facility, which terminates in May 2010, is supported by 364-day liquidity which was scheduled for renewal on May 9, 2008. On May 2, 2008, the Company obtained an extension on this renewal until June 10, 2008, and on June 10, 2008 obtained an additional extension on this renewal until July 31, 2008. In addition, on June 10, 2008, the Company decreased the commitment level to fund loans in this facility from $4.0 billion to $3.0 billion. As of May 31, 2008, $2.4 billion was outstanding under this facility.

In order to continue funding new originations in this facility, the Company's liquidity must be renewed. If not renewed, the Company will be unable to fund new originations in the facility. If the Company is able to renew its liquidity on this line, it will come at an increased cost compared to historical periods. If the Company is not able to renew the liquidity on this facility or renew the facility at a price acceptable to the Company, it becomes a term facility with a maturity date of May 2010. The Company's cost of financing on the term facility would be slightly higher than its current cost of funds as a warehouse facility. The FFELP warehouse facility has a provision requiring the Company to refinance or remove on an annual basis 75% of the pledged collateral. The Company is subject to this provision whether the liquidity is renewed or if it becomes a term facility. If the Company's warehouse facility becomes a term facility, the Company will need to (i) use or secure alternate financing to fund new FFELP student loan originations or acquisitions and (ii) refinance or remove pledged student loans in the facility to meet the annual provisions to remove loans from the facility.

There can be no assurance the Company will be able to maintain this conduit facility, find alternative funding, or increase the commitment level of such facility, if necessary. While the Company's bank-supported conduit facilities have historically been renewed for successive terms, there can be no assurance that this will continue in the future.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 10, 2008
                                               NELNET, INC.


                                               By: /S/ TERRY J HEIMES
                                                -----------------------------
                                               Name:   Terry J. Heimes
                                               Title:  Chief Financial Officer